Atlantic Energy, Inc.
                           Consolidating Balance Sheet
                                December 31, 1997



                                                       Consolidating
                                                          Entries             Atlantic Energy,
                                                      (Debit) Credit         Inc. Consolidated
                                                     -----------------       -----------------
ASSETS:

ELECTRIC UTILITY PLANT:
  IN SERVICE                                         $              0.00   $  2,585,286,586.09
  LESS ACCUMULATED DEPRECIATION                                     0.00        934,234,723.71
                                                       -----------------     -----------------
  NET                                                               0.00      1,651,051,862.38
  CONSTRUCTION WORK IN PROGRESS                                     0.00         95,119,632.88
  LAND HELD FOR FUTURE USE                                          0.00          5,603,813.62
  LEASED PROPERTY-NET                                               0.00         39,729,612.16
                                                       -----------------     -----------------
    ELECTRIC UTILITY PLANT-NET                                      0.00      1,791,504,921.04
                                                       -----------------     -----------------
INVESTMENTS AND NON-UTILITY PROPERTY
  INVESTMENT IN LEVERAGED LEASES                                    0.00         80,448,493.02
  DECOMMISSIONING TRUST FUND                                        0.00         81,649,976.46
  NON-UTILITY PROPERTY                                              0.00        110,963,018.95
  LESS ACCUMULATED DEPRECIATION                                     0.00          5,607,390.07
                                                       -----------------     -----------------
  NON-UTILITY PROPERTY-NET                                          0.00        105,355,628.88
  INVESTMENT IN SUBSIDIARY CO.                           (830,679,927.33)                 0.00
  POLLUTION CONTROL CONSTRUCTION FUNDS                              0.00              2,188.62
  OTHER INVESTMENTS                                                 0.00         53,856,740.14
                                                       -----------------     -----------------
   TOTAL INVESTMENTS AND NON-UTILITY PROPERTY            (830,679,927.33)       321,313,027.12
                                                       -----------------     -----------------
CURRENT ASSETS:
  CASH & TEMPORARY INVESTMENTS                                      0.00         17,224,113.27
  ACCOUNTS RECEIVABLE-UTILITY                                       0.00         64,510,691.57
  MISCELLANEOUS RECEIVABLES                                         0.48         42,034,084.66
  ALLOWANCE FOR DOUBTFUL ACCOUNTS                                   0.00         (3,500,000.00)
  UNBILLED REVENUES                                                 0.00         36,915,000.00
  FUEL (AT AVERAGE COST)                                            0.00         29,241,676.90
  MATERIALS & SUPPLIES (AT AVG COST)                                0.00         20,892,936.86
  WORKING FUNDS                                                     0.00         15,126,393.07
  DEFERRED ENERGY COSTS                                             0.00         27,424,212.19
  DEFERRED INCOME TAXES                                             0.00                  0.00
  NOTES RECEIVABLE                                                  0.00          1,654,912.00
  ADVANCES-ASSOC CO.                                                0.00                  0.00
  DIVIDENDS RECEIVABLE-SUBSIDIARIES                       (20,214,224.41)                 0.00
  ACCTS RECEIVABLE-ASSOC.CO.                              (12,411,040.47)                 0.00
  PREPAYMENTS                                                       0.00        `12,693,290.04
  PREPAID STATE EXCISE TAXES                                        0.00          3,804,488.47
                                                       -----------------     -----------------
    TOTAL CURRENT ASSETS                                  (32,625,264.40)       268,021,799.03
                                                       -----------------     -----------------
DEFERRED DEBITS:
  UNRECOVERED PURCHASED POWER COSTS                                 0.00         66,263,759.87
  RECOVERABLE FEDERAL INCOME TAXES                                  0.00         85,858,065.73
  UNRECOVERED STATE EXCISE TAXES                                    0.00         45,153,706.76
  UNAMORTIZED LOSS ON REACQUIRED DEBT                               0.00         30,001,858.31
  UNAMORTIZED DEBT COSTS                                            0.00         14,945,310.47
  OTHER REGULATORY ASSETS                                           0.00         56,401,417.90
  PROPERTY ABANDONMENT COSTS                                        0.00          5,712,304.23
  PRELIMINARY SURVEY & INVESTIGATION                                0.00          1,085,244.83
  DEFERRED INCOME TAXES                                             0.00            456,801.76
  LICENSE FEES                                                      0.00         26,080,937.51
  MISCELLANEOUS DEFERRED DEBITS                                     0.00         11,085,034.89
                                                       -----------------     -----------------
   TOTAL DEFERRED DEBITS                                            0.00        343,044,442.26
    TOTAL ASSETS                                     $   (863,305,191.73)  $  2,723,884,189.45
                                                       =================     =================
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


                              Atlantic Energy, Inc.
                           Consolidating Balance Sheet
                                December 31, 1997
                                December 31, 1997


                                                       Consolidating
                                                          Entries             Atlantic Energy,
                                                      (Debit) Credit         Inc. Consolidated
                                                     -----------------       -----------------

LIABILITIES & CAPITALIZATION

CAPITALIZATION:
 COMMON SHAREHOLDERS' EQUITY:
   COMMON STOCK                                      $  (103,724,804.62)   $    563,460,382.06
   PREMIUM ON CAPITAL STOCK                             (231,080,921.36)                  0.00
   MISC. PAID IN CAPITAL                                (263,617,447.42)                  0.00
   CONTRIBUTED CAPITAL                                   (13,448,650.74)                  0.00
   CAPITAL STOCK EXPENSE                                   1,537,021.23                   0.00
   RETAINED EARNINGS                                    (220,345,124.44)        221,622,789.57
   UNEARNED COMPENSATION                                           0.00                   0.00
                                                        ----------------     -----------------
    TOTAL COMMON S/H EQUITY                             (830,679,927.35)        785,083,171.63
                                                        ----------------     -----------------
PREFERRED SECURITIES:
 CUM P/S NOT SUBJ TO MAND REDEMPTION                                0.00         30,000,000.00
 CUM P/S SUBJ TO MAND REDEMPTION                                    0.00         23,950,000.00
 QUARTERLY INCOME PREFERRED SECURITIES                              0.00         70,000,000.00
LONG TERM DEBT                                                      0.00        889,743,671.11
                                                        ----------------      ----------------
   TOTAL CAPITALIZATION                                  (830,679,927.35)     1,798,776,842.74
                                                        ----------------      ----------------
CURRENT LIABILITIES:
  CURRENT PORTION:
   CUM P/S SUBJ TO MAND REDEMPTION                                  0.00                  0.00
   LONG TERM DEBT                                                   0.00        147,566,370.65
  SHORT TERM DEBT                                                   0.00         55,675,000.00
  COMMERCIAL PAPER                                                  0.00                  0.00
  ACCOUNTS PAYABLE                                                  0.00         65,368,838.72
  TAXES ACCRUED                                                     0.00          6,048,854.00
  INTEREST ACCRUED                                                  0.00         20,116,187.32
  DIVIDENDS DECLARED                                      (20,214,224.41)        21,215,079.44
  EMPLOYEE SEPARATION COSTS                                         0.00                751.59
  OBLIGATIONS UNDER CAPITAL LEASES                                  0.00            653,109.33
  NOTES PAYABLE-ASSOCIATED CO.                                      0.00                  0.00
  ACCOUNTS PAYABLE-ASSOCIATED CO.                         (12,411,039.97)                 0.00
  ADVANCES ASSOC. CO.                                               0.00                  0.00
  CUSTOMER DEPOSITS                                                 0.00          7,730,251.34
  DEFERRED TAXES                                                    0.00          1,888,339.48
  MISC ACCRUED LIABILITIES                                          0.00         16,263,699.46
                                                        ----------------      ----------------
   TOTAL CURRENT LIABILITIES                              (32,625,264.38)       342,526,481.33
                                                        ----------------      ----------------
DEFERRED CREDITS AND OTHER LIAB:
  DEFERRED INCOME TAXES                                             0.00        439,266,982.47
  DEFERRED INVESTMENT TAX CREDITS                                   0.00         44,043,109.77
  OBLIGATIONS UNDER CAPITAL LEASE                                   0.00         39,076,503.33
  CUSTOMER ADVANCES FOR CONSTRUCTION                                0.00          1,146,377.62
  OTHER DEFERRED CREDITS                                            0.00         55,124,292.15
  OPERATING RESERVES                                                0.00          3,923,600.04
                                                        ----------------      ----------------
   TOTAL DEFD CREDITS & OTHER LIAB                                  0.00        582,580,865.38
                                                        ----------------      ----------------
    TOTAL LIABILITIES & CAPITAL                      $   (863,305,191.73)  $  2,723,884,189.45
                                                        ================      ================

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